Exhibit 10.31

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 21st day of February, 2006, by and between Silicon Valley Bank (“Bank”) and KOSAN BIOSCIENCES INCORPORATED, a Delaware corporation (“Borrower”) whose address is 3832 Bay Center Place, Hayward, California 94545.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 15, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Borrower has requested that Bank amend the Loan Agreement to make certain other revisions to the Loan Agreement as more fully set forth herein.

C. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.2 (Financial Statements, Reports, Certificates). Notwithstanding anything set forth in Section 6.2(b) of the Loan Agreement to the contrary, the Bank and Borrower agree that the Compliance Certificate for each January shall not be required to set forth a calculation of the Remaining Months Liquidity covenant for such period, provided that the Compliance Certificate delivered for each February includes a calculation of the Remaining Months Liquidity covenant for both January and February.

2.2 Section 6.7 (Location of Inventory and Equipment). The Borrower and the Bank agree that from and after the date hereof, Section 6.7 of the Loan Agreement is amended to (a) delete the requirement that Borrower provide the Bank with thirty (30) days prior notice of any change in the location of any Equipment or Inventory and (b) permit Equipment and Inventory having an aggregate fair market value of not less than $250,000 to be kept at locations other than those identified on Schedule 6.7(b).

2.3 Section 7.7 (Transactions with Affiliates). The Borrower and the Bank agree that Section 7.7 does not preclude or prohibit a director of Borrower from facilitating a transaction or series of transactions which result in the Borrower raising additional equity from a venture capital fund affiliated with a director of the Borrower.

2.4 Section 13 (Definitions). Subsection (e) of the definition of “Permitted Indebtedness” set forth in Section 13 of the Loan Agreement is hereby amended by deleting $3,500,000 and replacing it with $5,000,000.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not be contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment, which fees and expenses will not exceed $2,500.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Kosan Biosciences Incorporated

By:	/s/ Michael White	By:	/s/ Margaret A. Horn
Name:	Michael White	Name:	Margaret A. Horn
Title:	Relationship Manager	Title:	Senior Vice President

Signature Page